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                                                              EXHIBIT NO. 99.11

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration No. 2-96738 on Form N-1A of our report dated February 3, 1997, on the financial statements and financial highlights of MFS Government Limited Maturity Fund, included in the 1996 Annual Report to Shareholders.


                                                ERNST & YOUNG LLP
                                                Ernst & Young LLP

Boston, Massachusetts
April 25, 1997